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                                                   Exhibit 6



                 REGISTRATION RIGHTS AGREEMENT


   REGISTRATION RIGHTS AGREEMENT dated as of February 15, 1995 (this "Agreement"), among Corimon Corporation, a Delaware corporation ("Holdings"), Fidelity Capital & Income Fund ("Investor1"), Kodak Retirement Income Plan Trust Fund ("Investor2"), Transamerica Life Insurance and
Annuity Company, a North Carolina corporation ("Investor3"), Transamerica Occidental Life Insurance Company, a California corporation ("Investor4"), Sun Life Insurance Company of America, an Arizona corporation ("Investor5"), Anchor National Life Insurance Company, a California corporation ("Investor6" and, together with Investor1, Investor2, Investor3, Investor4 and Investor5, the "Other Investors"), Standard Brands Paint Collateral Trust, a California trust (the "Grantor Trust"), Libra Investments, Inc. ("Libra") and Standard Brands Paint Company, a Delaware corporation ("Company").


                           RECITALS

   WHEREAS, the Company, Holdings, Grantor Trust, the Other Investors and certain other parties entered into the Investment Agreement, dated as of the date hereof, pursuant to which Holdings, the Other Investors, Libra will own 15,972,332, 1,445,402, 2,337,327 and 448,586 shares, respectively, of the Company's newly issued Common Stock, par value $0.01 per share (the "Registrable Common Stock"), and 1,570,049 shares of the Company's Preferred Stock (the "Registrable Preferred Stock");

   NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

   1.   Securities Subject to this Agreement

   (a)  Definitions.  The terms "Registrable Securities" and
"Restricted Securities" shall each refer to each of the Registrable Common Stock and the Registrable Preferred Stock.

   The term "Target Effective Date" means the date 45 days after the earlier of (i) the Target Filing Date or (ii) the date on which the Shelf Registration Statement is filed with the Commission.

   The term "Target Effective Period" shall have the meaning set forth in Section 2(a).

   The term "Target Filing Date" means the date 30 days after the Closing under the Investment Agreement.

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   (b)  Restricted Securities.  For the purposes of this
Agreement, Restricted Securities will cease to be Restricted Securities when (i) a registration statement filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering such Restricted Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, or (ii) such Restricted Securities have been sold pursuant to Rule 144 or Rule 144A under the Securities Act.

   (c)  Registrable Securities.  As to any particular
Registrable Securities, such shares of Common Stock or Preferred Stock, as the case may be, will cease to be Registrable Securities when they cease to be Restricted
Securities.

   2.   Shelf Registration

   (a) Filing; Effectiveness. As soon as practicable but not later than the Target Filing Date, the Company shall prepare and file with the Commission a "shelf" registration statement (the "Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities. The Company shall use its best efforts to have the Registration Statement declared effective on or before the Target Effective Date and to keep such Registration Statement continuously effective for a period (the "Target Effective Period") of 36 months following the date on which such Registration Statement is declared effective. The holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Registration Statement or elect not to have such securities included under such Registration Statement, but to the extent any holder so withdraws or elects, it shall be deemed to have waived its rights hereunder to have such Securities registered under such Registration Statement.

   (b) Supplements; Amendments. The Company agrees, if necessary in the sole judgment of the Company, to supplement or amend the Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or as requested (which request may result in the filing of a supplement or amendment) by any holder of Registrable Securities to which such Registration Statement relates, and the Company agrees to furnish to the holders of Registrable Securities and their counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

   (c) Liquidated Damages. If the Registration Statement is not filed on or before the Target Filing Date, the Company shall pay liquidated damages to each holder in an amount equal to $0.01 per 100 shares of the Registrable Securities per week beginning with the week including the Target Filing Date. If the Registration Statement is filed but has not become effective on or before the Target Effective Date, the Company shall pay liquidated damages to each holder of Registrable Securities in an amount equal to $0.01 per 100 shares of the Registrable Securities per week beginning with the week including the Target Effective Date. The weekly liquidated damages associated with a late filing or a late declaration of effectiveness shall increase by an amount equal to $0.01 per 100 shares of the Registrable Securities 90 days after the Target Filing Date or the Target Effective Date, as the case may

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be, and shall thereafter increase by an amount equal to $0.01 per 100 shares of the Registrable Securities at the end of each subsequent 90 day period for so long as the Registration Statement is not filed or declared effective, as the case may be. If a stop order is imposed or if for any other reason the effectiveness of the Registration Statement is suspended (including without limitation 5(o)) during the Target Effective Period, then the Company shall pay liquidated damages to each Holder of Registrable Securities in an amount equal to $0.01 per 100 shares of the Registrable Securities per week beginning with the week including the day on which such stop order is imposed or effectiveness is otherwise suspended. The weekly liquidated damages associated with a suspension of the effectiveness of the Registration Statement shall increase by an amount equal to $0.01 per 100 shares of the Registrable Securities 90 days after the stop order was imposed or the effectiveness of the Registration Statement was otherwise suspended, and shall thereafter increase by an amount equal to $0.01 per 100 shares of the Registrable Securities at the end of each subsequent 90 day period for so long as the effectiveness remains suspended. Liquidated damages shall be deemed to commence accruing on the first day of the week in which the event triggering such liquidated damages occurs.

   The liquidated damages to be paid to holders of Registrable Securities pursuant to this Section 2(c) shall cease to accrue, (i) with respect to the liquidated damages for failure to file on or prior to the Target Filing Date, on the first Friday after the Registration Statement is filed (but if the Registration Statement is filed on a Friday, then that day),
(ii) with respect to the liquidated damages for failure to have the Registration Statement declared effective on or prior to the Target Effective Date, on the first Friday after the Registration Statement is declared effective (but if the Registration Statement is declared effective on a Friday, then that day), or (iii) with respect to the liquidated damages for the suspension of effectiveness, on the first Friday after the reinstatement of effectiveness of the Registration Statement (but if the effectiveness of the Registration Statement is reinstated on a Friday, then that day).

   The Company shall pay the liquidated damages due with respect to any Registrable Securities at the end of each week during which such damages accrue. Liquidated damages shall be paid to the holders of Registrable Securities entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated by such holders.

   (d) Effective Registration. A registration will not be deemed to have been effected as a Registration Statement unless the Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference (and liquidated damages shall accrue and be payable under Section 2(c)) until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. If a registration requested pursuant to this
Section 2 is deemed not to have been effected then the Company shall continue to be obligated to effect a registration pursuant to this Section 2.

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   (e)  Selection of Underwriter.  If the holders of a majority of Registrable Securities so elect, the offering of Registrable Securities pursuant to a Registration Statement of Registrable Securities shall be in the form of an underwritten offering. If they so elect, the holders of a majority of Registrable Securities participating in such Registration Statement shall select one or more nationally recognized firms of investment bankers acceptable to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers acceptable to the Company to be used in connection with the offering.

   3.   Piggy-Back Registration

   If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company of its Common Stock or for the account of its securityholders for any class of common stock (other than a registration statement on Form S-4 or S-8, or any form substituted therefor, or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) (the "Piggy-Back Registration"), then the Company shall in each case give written notice of such proposed filing to the holders of Registrable Common Stock as soon as practicable but in no event less than 30 business days before the anticipated filing date, and such notice shall offer such holders the opportunity to register such number of shares of Registrable Common Stock as each such holder may request. The Company shall use its reasonable efforts to cause the managing underwriter or underwriters of the proposed offering to permit the holders of Registrable Common Stock who have given the Company notice (which may be given by telephone, to be confirmed promptly in writing, or by telex) within 10 business days after receipt of such notice of their desire to include Registrable Common Stock held by them in such offering on the same terms and conditions as any similar securities of the Company or any other securityholder included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering determine in good faith that the total amount of Common Stock that the holders of Registrable Common Stock intend to include in such offering would adversely effect the success of such offering, then the number of shares of Common Stock to be offered for the accounts of holders of Registrable Common Stock shall be reduced pro rata, based on the amount of Registrable Common Stock requested to be registered, or excluded in their entirety, as the case may be, to the extent necessary to reduce the total amount of shares of Common Stock to be included in such offering to the amount recommended by such managing underwriters. In the event that the contemplated distribution does not involve an underwritten public offering, such determination that the inclusion of such Registrable Common Stock shall adversely affect the success of the offering shall be made in good faith by the Board of Directors of the Company.

   No registration effected under this Section 3, and no failure to effect a registration under this Section 3 shall relieve the Company of its obligation to effect a registration upon the request of holders of Registrable Securities pursuant to Section 2. No failure to effect a registration under this
Section 3 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement, including without limitation, the Company's obligations under Sections 6 and 7.

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   4.   Holdback Agreement

   If reasonably requested by the managing underwriter or underwriters for any public offering of Registrable Securities being made pursuant to a Registration Statement (the "Registration Statement"), the Company will (i) not publicly sell or distribute any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary thereof, or the acquisition by the Company or a subsidiary thereof of the capital stock or substantially all of the assets of any other person, or by reason of the existence of previously issued and outstanding convertible securities, options or warrants), during the time reasonably requested by the underwriter, not to exceed 14 business days prior to, and during the 180-day period beginning on, the effective date of any Registration Statement in which the holders of Registrable Securities are participating or the commencement of a public distribution of the Registrable Securities pursuant to such Registration Statement; provided, however, that in no event shall this clause prevent the Company from selling or distributing any securities registered under the Securities Act on Form S-4 or Form S-8 or any successor form, and
(ii) use reasonable efforts to cause each other holder of privately placed securities similar to those being registered to agree not to effect any public sale or distribution of any such securities during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of any such registration, if permitted).

   5.   Registration Procedures

   In connection with any sale of Registrable Securities pursuant to a Registration Statement, the Company will as promptly as practicable:

     (a) prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to have such Registration Statement declared effective and remain effective in accordance with the provisions of this Agreement; provided, however, that, prior to filing a Registration Statement or prospectus relating to Registrable Securities or any amendments or supplements thereto, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement, such holders' counsel and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders' counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any prospectus or any supplement thereto relating to Registrable Securities to which holders of Registrable Securities holding a majority in interest of the Registrable Securities covered by such Registration Statement or the underwriters with respect to such Registrable Securities, if any, shall object; provided, however, that any such objection to the filing of any Registration Statement or amendment thereto or any prospectus or supplement thereto shall be made by written notice (the "Objection Notice") delivered to the Company no later than ten business

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   days after the party or parties asserting such objection
   (the "Objecting Party") receives copies of the documents that the Company proposes to file. The Objection Notice shall set forth the objections and the specific areas in the documents where such objections arise. The Company shall have five business days after receipt of the Objection Notice to correct such deficiencies to the reasonable satisfaction of the Objecting Party; provided, however, that nothing contained herein shall prevent the Company from filing documents within the time periods specified under the Securities Act or the terms of this Agreement;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the prospectus contained in the Registration Statement to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the holders of Registrable Securities set forth in such Registration Statement or supplement to the prospectus;

     (c) promptly notify each holder of Registrable Securities, counsel to such holders and any underwriter and (if requested by any such person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects;

     (d) use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

     (e) if requested by the managing underwriter or underwriters, if any, by any holder of Registrable
   Securities or its counsel, incorporate in a prospectus supplement

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   or post-effective amendment such information as such
   managing underwriter or underwriters request, or holders' counsel reasonably requests, to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such holder of Registrable Securities to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment; provided, however, that the Company need not include such information if it deems it misleading or inappropriate or does not receive an indemnity with respect to such information;

     (f) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the holders of Registrable Securities and the counsel to such holder identified in writing by such holder;

     (g) cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders of Registrable Securities may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

     (h)  provide a CUSIP number for all Registrable
   Securities covered by a Registration Statement not later than the effective date of such Registration Statement;

     (i) cooperate with each holder of Registrable Securities and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

     (j) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (k) appoint a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration
   Statement;

     (l) in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the holders of

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   Registrable Securities, in customary efforts to sell the
   securities under the offering, including without limitation, participating in "road shows;"

     (m) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Securities included in the Registration Statement reasonably request, use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration Statement is required to be kept effective, and do any and all other acts and things that may be necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the Registrable Securities owned by such sellers; provided, however, that the Company will not be required to
   (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (m), (ii) subject itself to general taxation in any such jurisdiction where it is not then so subject, or
   (iii) consent to general service of process in any such jurisdiction;

     (n) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

     (o) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (p) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the holders of Registrable Securities may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters also be made to and for the benefit of the holders of Registrable Securities);

     (q) make reasonably available for inspection by any seller of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by a majority of the holders or the managing underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as

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   shall be reasonably necessary to enable them to exercise
   their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement. Records and other information that the Company determines, in good faith, to be confidential shall be identified as confidential prior to delivery of such records or information to the Inspectors, and if the Company so notifies the Inspectors that such records and information are confidential, such records and information shall not be disclosed by the Inspectors unless
   (i) the disclosure of such Records in the opinion of counsel reasonably acceptable to the Company is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; each seller of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     (r) if the offering is an underwritten public offering, use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holder of a majority of Registrable Securities being sold or the managing underwriter reasonably request;

     (s) use its best efforts to obtain an opinion or opinions from counsel for the Company in customary form and covering such matters of the type customarily covered by opinions as a majority of the holders of the Registrable Securities being sold or the managing underwriter reasonably request;

     (t) cause all of the Registrable Common Stock being registered to be listed on each securities exchange, if any, on which the Common Stock is then listed; and

     (u) otherwise comply with all applicable rules and regulations of the Commission and any other governmental, quasi-governmental or private body to which the Company or the transactions contemplated by this Agreement is subject, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act.

   The Company may require each seller of Registrable Securities to furnish to the Company, and the registration rights of such Seller of Registrable Securities hereunder shall be subject to such seller furnishing, such information regarding the distribution of such Securities as the Company may from time to time reasonably request in writing.

   Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(o) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(o) hereof and, if so directed by the Company,

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such holder will deliver to the Company (at the Company's
expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(o) hereof to and including the date when each seller of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(o) hereof.

   All underwriting discounts, selling commissions and expenses of underwriters will be borne by the holders of Registrable
Securities pro rata on the basis of the number of shares so sold.

   If any Registration Statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder of Registrable Securities shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such holder.

   6.   Registration Expenses

   The Company will pay all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all costs and expenses of registration hereunder, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), fees and expenses of the counsel and accountants for the Company (including the reasonable expenses of any special audit and "cold comfort" letters required by or incident to such performance), opinions of counsel and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the prospectus included therein. In addition, the Company will reimburse the holders of Registrable Securities for the reasonable fees and expenses of not more than one counsel chosen by holders, other than Holdings and affiliates of Holdings, of a majority of the Registrable Securities sold or disposed.

   7.   Indemnification and Contribution.

   (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "Holder Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by any holder of Registrable Securities or any such Holder Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Holder Damages") to which such holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Holder Controlling Person may become subject under the Securities Act or otherwise, insofar as such Holder Damages (or proceedings in respect thereof) arise out of or are caused by any untrue statement or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such Holder Damages arise out of or are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in any information or affidavit with respect to such holder of Registrable Securities so furnished in writing by such holder expressly for use therein (or any amendment or supplement thereto); provided, however, that the Company shall not be liable to any holder of Registrable Securities under this Section 7(a) to the extent that any such Holder Damages were caused by the fact that such holder sold securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus as then amended or supplemented if, and only if, (i) the Company has previously furnished copies of such amended or supplemented prospectus to such holder and (ii) such Holder Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the prospectus so delivered which was corrected in such amended or supplemented prospectus. In connection with an underwritten offering, the Company shall agree to indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on similar terms as provided above with respect to the indemnification of the holders of Registrable Securities; provided, however, if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting agreement or purchase agreement relating to such offering that contains provisions relating to indemnification between the Company and such underwriters such provision shall be deemed to govern indemnification as between the Company and the underwriters.

   (b) Indemnification by Holders of Registrable Securities. Each holder of Registrable Securities whose securities are being registered will furnish to the Company in writing such information and affidavits with respect to such holder as the Company reasonably requests for use in connection with the Registration Statement or any prospectus or any amendment thereof and/or supplement thereto and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors, stockholders, employees, agents and investment advisors, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Company, together with the officers, directors, stockholders, employees and agents of such controlling person (called the "Company Controlling Person") from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by the Company or any such Company Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Company Damages") to which Company, its officers, directors, stockholders, employees, agents and investment advisers, and any such Company Controlling Person may become subject under the Securities Act or otherwise, insofar as such Company Damages (or proceedings in respect thereof) arise out of or are caused by any untrue statement or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such Company Damages arise out of or are caused by any untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit with respect to such holder so furnished in writing by such holder expressly for use therein (or any amendment or supplement thereto); provided, however, that such holder shall not be obligated to the Company under this
Section 7(b) to the extent that such Company Damages were caused by the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or prospectus on the basis of corrected or supplemental information provided in writing by such holder to the Company expressly for such purpose. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of underwriting discounts and commissions) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

   (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, upon request of the indemnified party, permit the indemnifying party to assume the defense thereof and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the fees and disbursements of such counsel relating to such proceeding; provided, however, that failure by such person entitled to indemnification to give prompt written notice shall not prejudice such person's right of indemnification granted hereunder, except to the extent the indemnifying party is prejudiced thereby. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and the indemnifying parties or an affiliate of the indemnifying party or such indemnified party, and there may be one or more defenses available to such indemnified party that are different from or additional to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

   (d) Contribution. If the indemnification provided for in this Section 7 from an indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the holders of Registrable Securities on the other hand from the offering of such Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

   Notwithstanding the provisions of this Section 7(d), no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public less underwriting discounts and commissions exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue statement or omission. Each holder of Registrable Securities' obligation to contribute pursuant to this Section 7(d) is several in the proportion that the proceeds of the offering received by such holder bears to the total proceeds of the offering received by all the holders of Registrable Securities and not joint.

   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

   The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

   8.  Rule 144

   The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, and any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to filings made by the Company with the Commission.

   9.   Rule 144A

   The Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make available other information so long as necessary to permit sales of the Registrable
Securities pursuant to Rule 144A under the Securities Act), all to the extent as may be required from time to time to enable such holder of Registrable Securities to sell its Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A, as such rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the

Commission.  The parties acknowledge that Registrable
Securities may not currently be eligible for resale pursuant to Rule 144A.

   10.  Miscellaneous

   (a) No Inconsistent Agreements. The Company has not and will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof, except for agreements to which any party hereunder is also a party.

   (b) Remedies. The Company and each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its or his rights under this Agreement. The Company and each holder of Registrable Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

   (c) Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed by holders, other than Holdings and affiliates of Holdings, of at least a majority of shares of other than Common Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or departure.

   (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10(d)):

               (i) if to a holder of Registrable Securities, at the most current address, and with a copy to be sent to each additional address, given by such holder to the Company in writing; and

               (ii) if to Holdings, to:

                    Corimon, S.A.C.A.
                    Calle Hans Neumann
                    Edificio Corimon
                    Los Cortijos de Lourdes
                    Apartado 3654
                    Caracas 1010-A, Venezuela
                    Attention:  Arthur W. Broslat
                    Facsimile:  (582) 203-5757
                    with a copy to:

                    Sullivan & Cromwell
                    444 South Flower Street
                    Los Angeles, California  90071
                    Attention:  Frank H. Golay, Jr.
                    Facsimile:  (213) 683-0457

              (iii) if to Investor1, to:

                    Fidelity Capital & Income Fund
                    c/o Fidelity Management and Research Co.
                    82 Devonshire Street - F7E and F7D
                    Boston, Massachusetts  02109
                    Attention:  Portfolio Manager and
                                Robert M. Gervis, Esq.
                    Facsimile:  (617) 476-3316 and
                                (617) 476-7774

                    if to Investor2, to:

                    Kodak Retirement Income Plan Trust Fund
                    c/o Fidelity Management Trust Company
                    82 Devonshire Street
                    Boston, Massachusetts  02109
                    Attention:  Portfolio Manager and
                                Robert M. Gervis, Esq.
                    Facsimile:  (617) 476-3316 and
                                (617) 476-7774

                    with a copy to:

                    Goodwin Procter & Hoar
                    Exchange Place
                    53 State Street
                    Boston, Massachusetts  02109
                    Attention:  Laura Hodges Taylor
                    Facsimile:  (617) 523-1231

               (iv) if to Investor3, to:

                    Transamerica Life Insurance and Annuity
                    Company
                    c/o Transamerica Realty Services, Inc.
                    1150 South Olive Street, Suite 2200
                    Los Angeles, California  90015
                    Attention:  Lyman Lokken
                    Facsimile:  (213) 741-6917

               (v)  if to Investor4, to:

                    Transamerica Occidental Insurance Company
                    c/o Transamerica Realty Services, Inc.
                    1150 South Olive Street, Suite 2200
                    Los Angeles, California  90015
                    Attention:  Lyman Lokken
                    Facsimile:  (213) 741-6917

               (vi) if to Investor5, to:

                    Sun Life Insurance Company
                    1 Sun America Center
                    Los Angeles, California  90067
                    Attention:  Robert Sydow
                    Facsimile:  (310) 772-6150

              (vii) if to Investor6, to:

                    Anchor National Life Insurance Company
                    1 Sun America Center
                    Los Angeles, California  90067
                    Attention:  Robert Sydow
                    Facsimile:  (310) 772-6150

             (viii) If to Grantor Trust, to:

                    Standard Brands Paint Collateral Trust
                    c/o Karl Sauryn, Trustee
                    Dornbush, Mandelstam & Schaeffer
                    74 Third Avenue, 11th Floor
                    New York, New York  10017
                    Facsimile:

               (ix) if to the Company, to:

                    Standard Brands Paint Company
                    4300 West 190th Street
                    Torrance, California  90509-2956
                    Attention:  Ronald I. Scharman
                    Facsimile:  (310) 371-8770

               (x)  if to Libra, to:

                    Libra Investments, Inc.
                    11766 Wilshire Blvd., Suite 870
                    Los Angeles, California  90025

                    Attention:  General Counsel
                    Facsimile:  (310) 996-9560

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities. If any transferee of any holder of Registrable Securities shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Federal or State court located in the State of New York and the parties hereto consent to jurisdiction before and waive any objections of venue to the New York courts. The parties hereto agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

     (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     (j) Entire Agreement. This Agreement is intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     (l) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                 REGISTRATION RIGHTS AGREEMENT


     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                              CORIMON CORPORATION


                              By /s/ Arthur W. Broslat
                                  Name:  Arthur W. Broslat
                                  Title:


                              TRANSAMERICA LIFE INSURANCE AND
                              ANNUITY COMPANY


                              By /s/ Lyman K. Lokken
                                  Name:  Lyman K. Lokken
                                  Title:


                              TRANSAMERICA OCCIDENTAL LIFE
                              INSURANCE COMPANY


                              By /s/ Lyman K. Lokken
                                  Name:  Lyman K. Lokken
                                  Title:


                              SUN LIFE INSURANCE COMPANY OF
                              AMERICA


                              By /s/ Robert E. Sydow
                                  Name:  Robert E. Sydow
                                  Title:

                              ANCHOR NATIONAL LIFE INSURANCE
                              COMPANY


                              By /s/ Robert E. Sydow
                                  Name:  Robert E. Sydow
                                  Title:

                              STANDARD BRANDS PAINT
                              COLLATERAL TRUST


                              By __________________________
                                  Name:
                                  Title:


                              STANDARD BRANDS PAINT COMPANY


                              By /s/ Howard Schwartz
                                  Name:  Howard Schwartz
                                  Title:


                              LIBRA INVESTMENTS, INC.


                              By /s/ James Upchurch
                                  Name:  James Upchurch
                                  Title:


                              KODAK RETIREMENT INCOME PLAN
                              TRUST FUND


                              By /s/ David Breazzano
                                 Name:  David Breazzano
                                 Title:

                 REGISTRATION RIGHTS AGREEMENT


                              FIDELITY CAPITAL & INCOME FUND


                              By /s/ David Breazzano
                                 Name:  David Breazzano
                                 Title:


Investor1 is a portfolio of a Massachusetts business trust. A copy of Investor1's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Each of the parties to this Agreement acknowledges and agrees that this Agreement is not executed on behalf of or binding upon any of the trustees, officers, directors or shareholders of Investor1 or Investor2 individually, but is binding only upon the assets and property of Investor1 and Investor2. With respect to all obligations of Investor1 and Investor2 arising out of this Agreement, each of the parties shall look for payment or satisfaction of any claim solely to the assets and property of Investor1 and Investor2. Each of the parties are expressly put on notice that the rights and obligations of each series of shares of Investor1 or Investor2 under its Declaration of Trust are separate and distinct from those of any and all other series.